2015 First Quarter Results Exhibit 3

This presentation contains forward-looking statements within the meaning of the U.S. federal securities laws.
CEMEX, S.A.B. de C.V. and its direct and indirect subsidiaries (“CEMEX”) intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,”
“could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend” or other similar words. These forward-looking statements reflect CEMEX’s current expectations and projections about future events based on CEMEX’s knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from
CEMEX’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CEMEX or its subsidiaries, include the cyclical activity of the construction sector; CEMEX’s exposure to other sectors that impact CEMEX’s business, such as the energy sector;
competition; general political, economic and business conditions in the markets in which CEMEX operates; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations;
CEMEX’s ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern
CEMEX’s senior secured notes and CEMEX’s other debt instruments; the impact of CEMEX’s below investment grade debt rating on CEMEX’s cost of capital; CEMEX’s ability to consummate asset sales, fully integrate newly acquired businesses, achieve cost-savings from CEMEX’s cost-reduction initiatives and implement CEMEX’s global pricing initiatives for CEMEX’s products; the increasing reliance on information technology infrastructure for
CEMEX’s invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; weather conditions; natural disasters and other unforeseen events; and the other risks and uncertainties described in CEMEX’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CEMEX’s business. The information contained in these presentations is subject to change without notice, and CEMEX is not obligated to publicly update or revise forward-
looking statements. Readers should review future reports filed by CEMEX with the U.S. Securities and Exchange
Commission. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CEMEX’s prices for CEMEX’s products.
UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS,
BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE
Copyright CEMEX, S.A.B. de C.V. and its subsidiaries

1Q15 results highlights
During the quarter, operating EBITDA increased by 14% on a like-to-like basis mainly due to higher contributions from the U.S., Mexico, and the Northern Europe and Asia regions
Millions of US dollars
2015 2014 % var
l-t-l   %
var
2015 2014 % var
l-t-l %
var
Net sales 3,400 3,591 (5%) 7% 3,400 3,591 (5%) 7%
Gross profit 1,033 986 5% 15% 1,033 986 5% 15%
Operating earnings before
other expenses, net
335 268 25% 33% 335 268 25% 33%
Operating EBITDA 569 535 6% 14% 569 535 6% 14%
Free cash flow after
maintenance capex
(281) (454) 38% (281) (454) 38%
January - March First Quarter

Highest 1Q operating EBITDA since 2008
Highest 1Q operating EBITDA margin since 2010, due in part to our continued cost-
reduction initiatives
Highest consolidated 1Q cement and ready-mix volumes in 7 and 6 years, respectively
Consolidated prices in local-currency terms for cement, ready mix and aggregates increased year-over-year by 3%, 3% and 5%, respectively, during the quarter
Record-low level of working capital days during the quarter
Successfully completed our three transactions with Holcim in the Czech Republic,
Germany and Spain during January 2015
Issuance of  about approximately US$1.35 billion in senior secured notes, improving our debt maturity profile, reducing our interest expense and strengthening our capital structure

1Q15 achievements

Consolidated volumes and prices
1
Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations
Cement and ready-mix volumes increased by 4% and 5%, respectively, reflecting higher volumes mainly in Mexico, the U.S. and the Asia region
Record-high, first-quarter cement volumes in the Philippines and Nicaragua and ready-mix volumes in Colombia, Nicaragua, Poland, Egypt and Croatia achieved during the quarter
Quarterly year-over-year and sequential increases in consolidated prices for our three core products on a like-to-like basis
3M15 vs. 3M14 1Q15 vs. 1Q14 1Q15 vs. 4Q14
Volume (l-t-l
1
)
4% 4% (4%)
Price (USD) (6%) (6%) (3%)
Price (l-t-l
1
)
3% 3% 1%
Volume (l-t-l
1
)
5% 5% (7%)
Price (USD) (6%) (6%) (2%)
Price (l-t-l
1
)
3% 3% 3%
Volume (l-t-l
1
)
(0%) (0%) (11%)
Price (USD) (4%) (4%) 1%
Price (l-t-l
1
)
5% 5% 5%
Aggregates
Domestic gray
cement
Ready mix

First Quarter 2015 Regional Highlights

Mexico
Millions of
US dollars
Net Sales 766 737 4% 18% 766 737 4% 18%
Op. EBITDA 262 250 4% 18% 262 250 4% 18%
as % net sales 34.2% 34.0% 0.2pp 34.2% 34.0% 0.2pp
1Q15 1Q14 % var l-t-l % var 3M15 3M14 % var l-t-l % var
Increase in year-over-year volumes in our three
core products, with double-digit growth in
cement
Quarterly prices for our three products in local-
currency terms higher both sequentially and on
a year-over-year basis
The formal residential sector was the main
driver of demand during the quarter, favored
by increased subsidies from the CONAVI and
INFONAVIT mortgages
In the infrastructure sector, we have a healthy
pipeline of projects for the rest of the year
Volume
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 13% 13% (0%)
Ready mix 9% 9% (5%)
Aggregates 7% 7% (11%)
Price (LC)
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 5% 5% 4%
Ready mix 6% 6% 2%
Aggregates 9% 9% 4%

United States
Millions of
US dollars
Net Sales 868 792 10% 10% 868 792 10% 10%
Op. EBITDA 64 28 129% 129% 64 28 129% 129%
as % net sales 7.4% 3.5% 3.9pp 7.4% 3.5% 3.9pp
1Q15 1Q14 % var l-t-l % var 3M15 3M14 % var l-t-l % var
Ready-mix and aggregates volumes grew on a year-
over-year basis during the quarter; cement
volumes were flat
Cement volumes, excluding oil-well cement and
related activity, grew by 4%
Year-over-year price growth for our three core
products; sequential price increases for cement
and ready mix
Construction spending in the industrial-and-
commercial sector continued strong during the
quarter
Activity in the residential sector continues to be
strong; housing permits in our four key states—TX,
FL, CA and AZ—grew 12% year-to-date February,
compared with an 8% increase at the national level
Volume
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 0% 0% (11%)
Ready mix 15% 15% 4%
Aggregates 3% 3% 2%
Price (LC)
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 9% 9% 2%
Ready mix 7% 7% 2%
Aggregates 3% 3% (1%)

Northern Europe
Millions of
US dollars
Net Sales 701 912 (23%) 0% 701 912 (23%) 0%
Op. EBITDA 36 13 180% 80% 36 13 180% 80%
as % net sales 5.1% 1.4% 3.7pp 5.1% 1.4% 3.7pp
1Q15 1Q14 % var l-t-l % var 3M15 3M14 % var l-t-l % var
Pro-forma cement volumes, adjusting for the
transactions with Holcim, improved by 18% while
ready-mix and aggregates volumes declined by
4% and 1%, respectively
In Germany, pro-forma cement volumes
increased by 5% while ready-mix and aggregates
volumes declined by 8% and 10%, respectively;
pro-forma cement prices remained flat
sequentially
In Poland, our domestic gray cement volumes
increased by 32%, reflecting improved weather
conditions as well as a considerably stronger
weight of volumes to our ready-mix operations
In the UK, double-digit growth in cement
volumes during the quarter
1
Volume-weighted, local-currency average prices
Volume
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 2% 2% (25%)
Ready mix (15%) (15%) (27%)
Aggregates (19%) (19%) (33%)
Price (LC)
1
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 2% 2% 5%
Ready mix 2% 2% 6%
Aggregates 12% 12% 17%

Mediterranean
Millions of
US dollars
Net Sales 375 412 (9%) 2% 375 412 (9%) 2%
Op. EBITDA 73 81 (11%) (3%) 73 81 (11%) (3%)
as % net sales 19.4% 19.7% (0.3pp) 19.4% 19.7% (0.3pp)
1Q15 1Q14 % var l-t-l % var 3M15 3M14 % var l-t-l % var
Regional pro-forma cement volumes, adjusted for
the acquisition of cement assets from Holcim in
Spain, decreased by 10% during the quarter
In Egypt, unusual rainy and cold weather during
the quarter affected our cement volumes
In Spain, pro-forma cement volumes, adjusting for
the acquisition of assets from Holcim, declined by
8% during the quarter, reflecting a strong 1Q14 in
which high volumes resulted from pricing
dynamics
In Spain, pro-forma cement prices, increased by
7% on a sequential basis in local-currency terms
1
Volume-weighted, local-currency average prices
Volume
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement (4%) (4%) (0%)
Ready mix 2% 2% (1%)
Aggregates (16%) (16%) (5%)
Price (LC)
1
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 8% 8% (2%)
Ready mix 1% 1% 1%
Aggregates 4% 4% 2%

South, Central America and the Caribbean
1
Volume-weighted, local-currency average prices
Millions of
US dollars
Net Sales 468 538 (13%) (4%) 468 538 (13%) (4%)
Op. EBITDA 148 187 (21%) (13%) 148 187 (21%) (13%)
as % net sales 31.6% 34.7% (3.1pp) 31.6% 34.7% (3.1pp)
1Q15 1Q14 % var l-t-l % var 3M15 3M14 % var l-t-l % var
Increase in regional ready-mix and aggregates
volumes, on a year-over-year basis; in cement,
favorable dynamics in Puerto Rico, Panama, the
Dominican Republic, Costa Rica, and Nicaragua
were offset by the decline mainly in Colombia
In Colombia, cement volumes decline during the
quarter mainly from a strong comparison in
1Q14 and our price increase during January that
resulted in a decline in market share
In Panama, increase in cement volumes relates
mainly to higher sales to the Panama Canal
project during the quarter, compared to the
same period last year where stoppages in the
project resulted in lower consumption
Volume
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement (5%) (5%) (6%)
Ready mix 3% 3% (3%)
Aggregates 5% 5% (5%)
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement (1%) (1%) 1%
Ready mix 2% 2% 2%
Aggregates 0% 0% (1%)
Price (LC)
1

Asia
1
Volume-weighted, local-currency average prices
Millions of
US dollars
Net Sales 164 146 13% 13% 164 146 13% 13%
Op. EBITDA 37 26 43% 42% 37 26 43% 42%
as % net sales 22.6% 17.7% 4.9pp 22.6% 17.7% 4.9pp
1Q15 1Q14 % var l-t-l % var 3M15 3M14 % var l-t-l % var
Regional cement volumes increase during the
quarter reflects positive performance from our
operations in the Philippines
During the quarter, year-over-year growth in
regional cement and ready-mix prices, in local-
currency terms
In the Philippines, double-digit growth in cement
volumes during the quarter was mainly driven by
the industrial-and-commercial sector and activity
from the new grinding mill introduced in 2Q14
Volume
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 16% 16% 10%
Ready mix (7%) (7%) (7%)
Aggregates (49%) (49%) 9%
Price (LC)
1
3M15 vs.
3M14
1Q15 vs.
1Q14
1Q15 vs.
4Q14
Cement 2% 2% 0%
Ready mix 3% 3% 1%
Aggregates (14%) (14%) (2%)

1Q15 Results

Operating EBITDA, cost of sales and operating expenses
Millions of US dollars
2015 2014 % var
l-t-l
% var
2015 2014 % var
l-t-l
% var
Net sales 3,400 3,591 (5%) 7% 3,400 3,591 (5%) 7%
Operating EBITDA 569 535 6% 14% 569 535 6% 14%
as % net sales
16.7% 14.9% 1.8pp 16.7% 14.9% 1.8pp
Cost of sales 2,367 2,605 9% 2,367 2,605 9%
as % net sales
69.6% 72.5% 2.9pp 69.6% 72.5% 2.9pp
Operating expenses 697 718 3% 697 718 3%
as % net sales
20.5% 20.0% (0.5pp) 20.5% 20.0% (0.5pp)
January - March First Quarter
Operating EBITDA increased by 14% on a like-to-like basis mainly due to higher contributions from the U.S., Mexico, and the Northern Europe and Asia regions
Cost of sales, as a percentage of net sales, decreased by 2.9pp during the quarter mainly driven by our cost-reduction initiatives
Operating expenses, as a percentage of net sales, increased by 0.5pp mainly due to higher distribution expenses during the quarter

Free cash flow
Millions of US dollars
2015 2014 % var 2015 2014 % var
Operating EBITDA 569 535 6% 569 535 6%
- Net Financial Expense 316 350 316 350
- Maintenance Capex 76 69 76 69
- Change in Working Cap 297 304 297 304
- Taxes Paid 160 227 160 227
- Other Cash Items (net) (1) 39 (1) 39
Free Cash Flow after Maint. Capex (281) (454) 38% (281) (454) 38%
- Strategic Capex 76 23 76 23
Free Cash Flow (357) (477) 25% (357) (477) 25%
January - March First Quarter
Working capital days decreased to 24, from 29 days during the same period in 2014

Foreign-exchange gain of US$59 million resulting primarily from the fluctuation of the
Mexican peso and the Euro versus the U.S. dollar
Loss on financial instruments of US$59 million related mainly to CEMEX shares
Controlling interest net loss of US$149 million, versus a loss of US$293 in 1Q14, mainly reflects higher operating earnings before other expenses, lower financial expenses, higher foreign-exchange gain, and lower income tax, partially offset by a higher loss on financial instruments and a higher equity in loss of associates

Other income statement items

First Quarter 2015 Debt Information

Issuance of US$750 million of 6.125% senior secured notes maturing in 2025 and €550 million of 4.375% senior secured notes maturing in 2023 during the quarter
During the quarter, total debt plus perpetual securities increased by US$417 million
Issuance of US$200 million of convertible subordinated notes due 2020 used to refinance the convertible subordinated notes that matured on March 13, 2015

Debt-related information
Positive conversion effect during the quarter of US$208 million

Consolidated debt maturity profile
972
2,922
2,179
1,434
2,065
195
Millions of
US dollars
1,938
964
2,003
991
Avg. life of debt: 5.1 years
Fixed Income
Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
Convertible Subordinated Notes
2
New Syndicated-Bank Loan Facility
Total debt excluding perpetual notes
1
as of March 31, 2015
US$ 16,250 million
1
CEMEX has perpetual debentures totaling US$458 million
2
Convertible Subordinated Notes include only the debt component of US$1,732 million; total notional amount is about US$1,868 million
3
As per IFRS, 2015 includes US$222 million of debt due in 2020 (9.250% senior secured notes) re-classified as short term debt due to the exercise from CEMEX of a redemption option (effective May 12, 2015)
3
586
0
1,000
2,000
3,000
4,000
5,000
6,000
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Consolidated debt maturity profile – pro forma
1
972
3,221
2,179
1,434
2,146
195
1,938
964
2,003
24
Fixed Income
Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
New Syndicated-Bank Loan Facility
Total debt excluding perpetual notes
2
as of March 31, 2015
US$ 15,662 million
1
Pro forma includes: (a) full redemption of US$222 million 9.250% senior secured notes due 2020 and US$746 million floating rate senior secured notes due 2015; (b) US$379 million withdrawn from the Facility B of the New Syndicated-Bank Loan Facility signed in October 2014 and use of cash reserve of US$588 million created with senior secured notes issued on March 2015
2
CEMEX has perpetual debentures totaling US$458 million
3
Convertible Subordinated Notes include only the debt component of US$1,732 million; total notional amount is about US$1,868 million
586
Millions of
US dollars
Avg. life of debt: 5.3 years
0
1,000
2,000
3,000
4,000
5,000
6,000
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025
Convertible Subordinated Notes
3

2015 Outlook

We expect mid-single-digit increases in consolidated volumes for cement, mid to high-single-
digit increases for ready mix, and low to mid-single-digit increases for aggregates
Cost of energy, on a per ton of cement produced basis, expected to decline slightly from last year’s level
Total capital expenditures expected to be about US$800 million, US$500 million in maintenance capex and US$300 million in strategic capex
We expect working capital investment during the year to be about US$50 million
We expect cash taxes to reach levels of between US$550 and US$600 million
We expect a reduction in our cost of debt of US$100 million, including our perpetual and convertible securities

2015 guidance

Appendix

Additional information on debt and perpetual notes
Interest rate
Fixed
73%
Variable
27%
Currency denomination
U.S. dollar
86%
Euro
12%
Mexican peso
1%
1
Includes convertible notes and capital leases, in accordance with IFRS
2
Consolidated Funded Debt as of March 31, 2015 was US$14,183 million, in accordance with our contractual obligations under the
Facilities Agreement
3
EBITDA calculated in accordance with IFRS
4
Interest expense in accordance with our contractual obligations under the Facilities Agreement
Fourth Quarter
2015 2014 % Var. 2014
Total debt
1
16,250 16,693 (3%) 15,825
Short-term 12% 6% 8%
Long-term 88% 94% 92%
Perpetual notes 458 477 (4%) 466
Cash and cash equivalents 939 845 11% 852
Net debt plus perpetual notes 15,769 16,325 (3%) 15,440
Consolidated Funded Debt
2
/ EBITDA
3
5.11 5.54 5.19
Interest coverage
3 4
2.44 2.12 2.34
First Quarter
Millions of US dollars

1Q15 volume and price summary: Selected countries
Prices Prices Prices
(LC) (LC) (LC)
Mexico 13% (8%) 5% 9% (7%) 6% 7% (4%) 9%
U.S. 0% 9% 9% 15% 7% 7% 3% 3% 3%
Germany
1
(54%) (14%) 7% (53%) (18%) 2% (66%) (12%) 9%
Poland
2
32% (25%) (8%) 25% (21%) (3%) (14%) 5% 28%
France N/A N/A N/A (14%) (19%) (0%) (8%) (19%) (0%)
UK 18% (6%) 4% (2%) (1%) 8% 6% (1%) 9%
Spain
3
28% (17%) 3% (20%) (7%) 15% (11%) (13%) 7%
Egypt (12%) 2% 11% 57% 14% 25% 54% 106% 125%
Colombia (15%) (21%) (1%) 5% (17%) 3% 5% (20%) (1%)
Panama 9% (3%) (3%) (9%) (2%) (2%) 0% (2%) (2%)
Costa Rica 8% 6% 5% 10% (7%) (7%) 45% (4%) (5%)
Philippines 21% 3% 2% N/A N/A N/A N/A N/A N/A
1Q15 vs. 1Q14
Domestic gray cement
1Q15 vs. 1Q14
Prices
(USD)
Volumes
Ready mix
Volumes
Prices
(USD)
Volumes
Prices
(USD)
Aggregates
1Q15 vs. 1Q14
1
On a pro-forma basis adjusting for the transactions with Holcim closed at aggregates volumes increased by 5% and declined by 8% and 10%, respectively, on a year-over-year basis. Pro-forma prices, on a sequential basis, remained flat for cement and increased by 1% both for ready mix and aggregates, in local-currency terms
2
The quarterly improvement in domestic gray cement in Poland reflects improved weather conditions as well as a considerably stronger weight of volumes to our ready-mix operations; we expect domestic gray cement volumes in Poland upcoming quarters from the consolidation of sales in the country
3
On a pro-forma basis adjusting for the transactions with Holcim closed at
8%, on a year-over-year basis. Pro-forma cement prices increased sequentially by 7%, in local-currency terms the beginning of the quarter, cement, ready-mix, and
previously done from the recently acquired plant in the Czech Republic the beginning of the quarter, cement volumes declined by
to benefit in the

2015 expected outlook: Selected countries
1
On a like-to-like basis for the ongoing operations
Domestic gray cement Ready mix Aggregates
Volumes Volumes Volumes
Consolidated
1
mid-single-digit
growth
mid to high-single-
digit growth
low to mid-single-
digit growth
Mexico
mid to high-single-
digit growth
mid to high-single-
digit growth
mid-single-digit
growth
United States
mid-single-digit
growth
mid-teens growth
mid-single-digit
growth
Germany
1
3% 6% 4%
Poland 6% 8% 0%
France N/A (5%) (5%)
UK 4% 3% 4%
Spain
1
4% (25%) (9%)
Egypt (9%) 52% 4%
Colombia
mid-single-digit
growth
Panama (7%) 4% 4%
Costa Rica (1%) 6% 9%
Philippines 14% N/A N/A
low-teens growth low-teens growth

Definitions
3M15 / 3M14: Results for the first three months of the years 2015 and 2014, respectively.
Cement: When providing cement volume variations, refers to domestic gray cement operations
(starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement)
LC: Local currency
Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations
Maintenance capital expenditures: Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies
Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization
pp: Percentage points
Prices: All references to pricing initiatives, price increases or decreases, refer to our prices for our products
Strategic capital expenditures: Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs

Contact information
In the United States
+1 877 7CX NYSE
In Mexico
+52 81 8888 4292
ir@cemex.com
Investor Relations
NYSE (ADS): CX
Mexican Stock Exchange:
CEMEXCPO
Ratio of CEMEXCPO to
CX:10 to 1
Stock Information